UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-1901

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in Item 5.02 below, on January 26, 2005 the Board of Directors appointed Ms. Paula H. J. Cholmondeley and Mr. Joseph C. Muscari to serve as directors of the Company. Neither Ms. Cholmondeley nor Mr. Muscari are employees of the Company (each a "non-employee director").

Compensation of Non-employee Directors. As compensation for serving on the Board of Directors and its committees, each non-employee director receives an annual retainer fee of $25,000 payable quarterly for serving as a director. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $1,000 for each committee meeting they attend, except that a director who serves as chair of a committee meeting receives $1,500 for each such meeting. Directors also receive compensation under the plans described below.

Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company have the right to defer their fees. At each director's election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies stock. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

Each non-employee director is also credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders. In addition, non-employee directors serving on the Compensation and Corporate Governance committees receive units totaling $6,000 in value each year, while the Chair of these committees receives units totaling $9,000 in value each year. Non-employee directors serving on the Audit Committee receive units totaling $9,000 in value each year, while the Chair of the Audit Committee receives units totaling $12,000 in value each year. Units for service on committees are credited to the directors' accounts quarterly.

The units in a director's account are increased by the value of any dividends on the Company's common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

2

At the time of a director's termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director's prior choice to receive credits as dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

Directors are eligible under the Minerals Technologies 2001 Stock Award and Incentive Plan to receive options to purchase common stock, at the same time and on the same basis as across-the-board options are granted to Minerals Technologies' U.S.-based employees.

A summary of the compensation to be paid to non-employee directors is filed as Exhibit 10.1 and incorporated by reference herein. Directors who are employees of the Company are not compensated for serving on the Board.

Compensation of Ms. Cholmondeley and Mr. Muscari. In accordance with the above, Ms. Cholmondeley will receive an annual retainer fee of $25,000 payable quarterly for serving as a director, $2,000 for each meeting of the Board she will attend and $1,000 for each meeting of the Corporate Governance Committee she will attend. Ms. Cholmondeley received 500 units upon joining the Board and will receive an additional 500 units on each annual meeting date that she continues as a member of the Board, as well as units totaling $6,000 in value each year for service on the Corporate Governance Committee of the Board.

Similarly, Mr. Muscari, will receive an annual retainer fee of $25,000 payable quarterly for serving as a director, $2,000 for each meeting of the Board he will attend and $1,000 for each meeting of the Compensation Committee he will attend. Mr. Muscari also received 500 units for joining the Board and will receive an additional 500 units on each annual meeting date that he continues as a member of the Board, as well as units totaling $6,000 in value each year for service on the Compensation Committee of the Board.

Item 2.02	Results of Operations and Financial Condition.

On January 27, 2005, Minerals Technologies Inc. issued a press release concerning its financial performance for the fourth quarter of 2004. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

3
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, the following two new directors were elected to serve on the Board of Directors of Minerals Technologies Inc.:

  Ms. Paula H.J. Cholmondeley was elected to serve on the Board of Directors until the 2005 Annual Meeting of the Stockholders, at which time she will stand for re-election. Ms. Cholmondeley will serve on the Corporate Governance Committee of the Board.
  Mr. Joseph C. Muscari was elected to serve on the Board of Directors until the 2007 Annual Meeting of the Stockholders. Mr. Muscari will serve on the Compensation Committee of the Board.

A copy of the press release issued on January 26, 2005 announcing the election of Ms. Cholmondeley and Mr. Muscari is attached as Exhibit 99.2 and incorporated by reference herein.

Item 8.01	Other Events.

On January 26, 2005, Minerals Technologies Inc. issued a press release regarding the declaration of a regular quarterly dividend of $0.05 per share payable on March 15, 2005 to stockholders of record on March 3, 2005. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		10.1	Summary of Compensation for Non-employee Directors
		99.1	Press Release dated January 27, 2005
		99.2	Press Release dated January 26, 2005
		99.3	Press Release dated January 26, 2005

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

Name: Kirk G. Forrest
Title: Secretary
Date: January 27, 2005

5

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
10.1	Summary of Compensation for Non-employee Directors

99.1	Press Release dated January 27, 2005

99.2	Press Release dated January 26, 2005

99.3	Press Release dated January 26, 2005

6